              As filed with the Securities and Exchange Commission
                               on August 13, 2001

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELECTRONIC ARTS INC.

                Delaware                                 94-2838567
         (State of Incorporation)              (IRS employer identification no.)

                           209 Redwood Shores Parkway
                             Redwood City, CA 94065
                    (Address of principal executive offices)

                  2000 Class A Equity Incentive Plan as amended
                            (Full title of the Plan)

                                 RUTH A. KENNEDY
              Senior Vice President, General Counsel and Secretary
                           209 Redwood Shores Parkway
                             Redwood City, CA 94065
                                 (650) 628-1500
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
                                        Proposed                   Proposed
              Title of                   Maximum                    Maximum
             Securities                  Amount                    Offering                  Aggregate         Amount of
                to be                     to be                    Price Per                 Offering        Registration
             Registered                Registered                    Share                     Price              Fee
------------------------------------------------------------------------------------------------------------------------------------

        Class A Common Stock          6,000,000 (1)               $58.75 (2)             $352,500,000 (2)       $88,125
         ($0.01 par value)
------------------------------------------------------------------------------------------------------------------------------------

The Index to Exhibits appears on sequentially numbered page 5.

     (1) Shares available for issuance under the 2000 Class A Equity Incentive Plan as amended as of August 1, 2001.

     (2) Calculated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices of Registrant's Class A Common Stock on August 6, 2001.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant's Form S-8 Registration Statement No. 333-39432 filed on June 16, 2000 are hereby incorporated by reference.


ITEM 5.  EXPERTS.

     The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.  EXHIBITS.

4.01 Registrant's 2000 Class A Equity Incentive Plan as amended, (the "Plan") and related documents.
5.01 Opinion of General Counsel regarding legality of the securities being issued.
23.01    Consent of General Counsel (included in Exhibit 5.01).
23.02    Consent of Independent Auditors.
24.01    Power of Attorney (see page 2).

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 13th day of August 2001.

                                         ELECTRONIC ARTS INC.

                                         By: /s/ Ruth A. Kennedy
                                             -----------------------------------
                                             Ruth A. Kennedy, Esq.
                                             Sr. Vice President, General Counsel
                                             and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                 Title                           Date
----                                 -----                           ----

Chief Executive Officer:

/s/  Lawrence F. Probst III        Chairman, Board of            August 13, 2001
-----------------------------      Directors and
Lawrence F. Probst III             Chief Executive Officer


Principal Financial Officer:

/s/  E. Stanton McKee              Exec. Vice President,         August 13, 2001
-----------------------------      Chief Financial and
E. Stanton McKee, Jr.              Administrative Officer


Principal Accounting Officer:

/s/  David L. Carbone              Senior Vice President,        August 13, 2001
-----------------------------      Assistant Secretary
David L. Carbone


Directors:

/s/  M. Richard Asher              Director                      August 13, 2001
-----------------------------
M. Richard Asher

/s/  William J. Byron              Director                      August 13, 2001
-----------------------------
William J. Byron

/s/  Daniel H. Case III            Director                      August 13, 2001
-----------------------------
Daniel H. Case III

/s/  Leonard S. Coleman            Director                      August 13, 2001
-----------------------------
Leonard S. Coleman

/s/  Gary M. Kusin                 Director                      August 13, 2001
-----------------------------
Gary M. Kusin

/s/   Timothy J. Mott              Director                      August 13, 2001
-----------------------------
Timothy J. Mott

/ s/  Linda J. Srere               Director                      August 13, 2001
-----------------------------
Linda J. Srere

                                INDEX TO EXHIBITS

Exhibit
Number                     Description
-------                    -----------
4.01 Registrant's 2000 Class A Equity Incentive Plan as amended, (the "Plan") and related documents.
5.01 Opinion of General Counsel regarding legality of the securities being issued.
23.01    Consent of General Counsel (included in Exhibit 5.01).
23.02    Consent of Independent Auditors.
24.01    Power of Attorney (see page 2).